UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  _____________

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reportedly): September 03, 2009


                              OCEAN BIO-CHEM, INC.
               (Exact name of registrant as specified in charter)

        Florida                         0-11102                   59-1564329
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)

               4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
                (Address of principal executive office Zip Code)

                                 (954) 587-6280
               Registrant's telephone number, including area code:

                                 Not Applicable
          (Former name or former address, if changes since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD

     Ocean  Bio-Chem,   Inc.'s  (OBCI)  wholly  owned  subsidiary,   Star  brite
Distributing, Inc,. obtained an injunction in U.S. Federal Court against ValvTect for false and deceptive advertising in their ads comparing ValvTect Ethanol Gas Treatment to Star brite's Star Tron Enzyme Fuel Treatment.

     The U.S. District Court ordered a preliminary injunction against ValvTect from running further false and misleading comparison advertising of ValvTect Ethanol Gasoline Treatment and Star brite's Star Tron Enzyme Fuel Treatment. Furthermore, the Court stated that granting a "preliminary injunction is an extraordinary and drastic remedy."

     The Court ruled all four points of ValvTect's comparison ads are false and/or misleading and deceived the public. ValvTect claimed test results proved their product performed better, yet the Court found they failed to run their tests using E10 (Ethanol fuel), even though the ads and products are about E10 (Ethanol fuel). ValvTect claimed independent testing, yet the Court found one of the tests was run by a ValvTect supplier and was not independent. ValvTect inferred approvals from major OEMs including BMW, Ford and Chrysler, yet the Court found there were no such approvals. Every single point of the ValvTect ads has been found to be false or misleading by the Court.

holder.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       Ocean Bio-Chem, Inc.
September 03, 2009                     /s/ Jeffrey S. Barocas
                                       Jeffrey S. Barocas
                                       Vice President - Finance and
                                       Chief Financial Officer